DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

C 25874-04
FILED #

SEP 2 7 2004

IN THE OFFICE OF
Dean Heller
DEAN HELLER SECRETARY OF STATE

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	CHINA PROJECTS INC.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Name: Agency Services of Nevada c/o KELLY L. TURNER, ESQ. Street Address: 245 East Liberty Street, Suite 200 — City: Reno — NEVADA — Zip Code: 89501 Optional Mailing Address: Post Office Box 6477 — City: Reno — State: NV — Zip Code: 89513
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 200,000,000 — Par value: $ 0.001 — Number of shares without par value:
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page there is more than 3 directors/trustees)	1. Name: Peter Khean Street Address: 916 West Broadway, Suite 777 — City: Vancouver — State: B.C. — Zip Code: V5Z 1K7 2. Name: Street Address: — City: — State: — Zip Code: 3. Name: Street Address: — City: — State: — Zip Code:
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be: any lawful business
6. **Names, Address and Signature of Incorporator.** (attach additional page there is more than 1 incorporator)	Name: Peter Khean — Signature: [signature] Address: 916 West Broadway, Suite 777 — City: Vancouver — State: B. C. — Zip Code: V5Z 1K7
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. AGENCY SERVICES OF NEVADA, by: [signature] — Date: 9/16/04 Authorized Signature of R. A. or On Behalf of R. A. Company

This form must be accompanied by appropriate fees. See attached fee schedule.